Exhibit 10.2

FORM OF COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”) is entered into as of April 14, 2025, by and among Ares Acquisition Corporation II, a Cayman Islands exempted company (which shall transfer by way of continuation and domesticate as a Delaware corporation prior to the Closing) (the “Purchaser”), Kodiak Robotics, Inc., a Delaware corporation (“Company”) and the undersigned stockholder (the “Stockholder”) of the Company. Each of the Purchaser, the Company and the Stockholder are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Business Combination Agreement (defined below).

RECITALS

WHEREAS, on April 14, 2025, the Purchaser, AAC II Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and the Company, entered into that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”) pursuant to which, among other things (and subject to the terms and conditions set forth in the Business Combination Agreement), Merger Sub will merge with and into the Company, with the Company surviving (the “Merger”), resulting in the Company becoming a direct wholly-owned subsidiary of the Purchaser;

[WHEREAS, the Stockholder is executing and delivering this Agreement concurrently with the Business Combination Agreement;]1

WHEREAS, each share of Company Preferred Stock shall be converted into fully-paid, non-assessable shares of Company Common Stock;

WHEREAS, each share of Company Common Stock (including shares of Company Common Stock issued upon the conversion of Company Preferred Stock) other than Cancelled Shares and Dissenting Shares, without any action on the part of any of the parties, shall be converted into the right to receive the Domesticated Purchaser Common Stock on the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, as of the date hereof, the Stockholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated under such act, the “Exchange Act”)) of and is entitled to dispose of and vote the number of shares of Company Common Stock or Company Preferred Stock (together, with any other Equity Securities of the Company that the Stockholder acquires record or beneficial ownership after the date hereof, the “Subject Company Stock”) as set forth opposite the Stockholder’s name on Schedule A to this Agreement;

WHEREAS, in consideration for the benefits to be received by the Stockholder under the terms of the Business Combination Agreement and as a material inducement to the Purchaser agreeing to enter into, and consummate the Transactions, the Stockholder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

[1]	Note to Draft: To only be included in the Founder’s Company Support Agreement.

WHEREAS, the Parties acknowledge and agree that the Purchaser and Merger Sub would not have entered into the Business Combination Agreement or agreed to consummate the Transactions without the Stockholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, each intending to be legally bound, agree as follows:

AGREEMENT

1. Requisite Stockholder Approval and Related Matters.

(a) Subject to the earlier termination of this Agreement in accordance with its terms, as promptly as practicable following the date upon which the Proxy Statement/Registration Statement has been declared effective under the Securities Act and no later than two Business Days thereafter, the Stockholder, in its, his or her capacity as a stockholder of the Company, shall duly execute and deliver to the Company and the Purchaser the stockholder approval in the form attached to this Agreement as Exhibit A (with such modifications as may be mutually agreed by the Company and the Purchaser and of which the Stockholder has been notified, so long as such modifications are not materially adverse to the Stockholder). Pursuant to such stockholder approval, the Stockholder shall irrevocably and affirmatively consent to and approve the Business Combination Agreement, the Merger, and the Transactions in respect of the Subject Company Stock.

(b) In addition, from the date of this Agreement through the earlier termination of this Agreement in accordance with its terms (the “Voting Period”), at each meeting of the Company Stockholders or in any action by written consent of the Company Stockholders, the Stockholder agrees to: (i) be present at any such meeting for the purposes of establishing a quorum (in the case of any stockholder meeting); and (ii) vote (or cause to be voted) or consent (or cause to be consented) the Subject Company Stock: (A) in favor of the Transactions (and any actions required in furtherance of the Transactions); (B) in favor of the other matters set forth in the Business Combination Agreement; and (C) against: (I) any Alternative Transaction and any and all other proposals (x) that could reasonably be expected to delay or impair the ability of the Company to consummate the Transactions; (y) which are in competition with or materially inconsistent with the Business Combination Agreement or any other Ancillary Document; or (z) that would reasonably be expected to result in any breach of any representation, warranty, covenant, obligation or agreement contained in the Business Combination Agreement or any other Ancillary Document; and (II) any other action or proposal involving the Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions or would reasonably be expected to result in any of the conditions to the Purchaser’s obligations to consummate the Transactions set forth in Article VIII of the Business Combination Agreement to not be fulfilled.

(c) Without limiting any other rights or remedies of the Purchaser under this Agreement, the Business Combination Agreement or any Ancillary Document, the Stockholder irrevocably appoints the Purchaser or any individual designated by the Purchaser as the Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and re-substitution), for and in the name, place and stead of the Stockholder, to: (i) attend on behalf of the Stockholder any meeting of the Company Stockholders with respect to the matters described in Section 1(a) or Section 1(b); (ii) to include the Subject Company Stock in any computation for purposes of establishing a quorum at any such meeting of the Company Stockholders; and (iii) to vote (or cause to be voted) the Subject Company Stock or consent (or withhold consent) with respect to any of the matters described in Section 1(a) or Section 1(b), in connection with any meeting of the Company Stockholders or any action by written consent by the Company Stockholders (including the Requisite Stockholder Approval). The proxy granted in this Section 1(c) shall expire upon the termination of this Agreement.

(d) The proxy granted by the Stockholder pursuant to Section 1(c) is irrevocable and coupled with an interest sufficient in law to support an irrevocable proxy. The proxy granted pursuant to Section 1(c) is granted in consideration of the Purchaser entering into the Business Combination Agreement and agreeing to consummate the Transactions. The proxy granted by the Stockholder pursuant to Section 1(c) is a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Stockholder and shall revoke any and all prior proxies granted by the Stockholder with respect to the Subject Company Stock. The vote or consent of the proxyholder in accordance with Section 1(c) with respect to the matters described in Section 1(a) or Section 1(b) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Company Stock and a vote or consent by the Stockholder of the Subject Company Stock (or any other Person with or purporting to have the power to vote or provide consent with respect to the Subject Company Stock) with respect to the matters described in Section 1(a) or Section 1(b). The proxyholder may not exercise the proxy granted pursuant to Section 1(c) on any matter except for those matters described in Section 1(a) or Section 1(b).

(e) The Stockholder shall not hereafter, unless and until this Agreement terminates or expires pursuant to its terms, purport to designate any other proxy or power of attorney with respect to the Subject Company Stock or enter into any other agreement, arrangement, or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Subject Company Stock, in each case, with respect to any of the matters set forth in this Agreement. The Stockholder revokes (and agrees to cause to be revoked) any proxies that the Stockholder has granted prior to the execution and delivery of this Agreement.

(f) [The Stockholder consents, in accordance with Section 1.9 of the bylaws of the Company, to the conversion of its, his or her Company Preferred Stock to Company Common Stock as of immediately prior to the Effective Time, conditional upon the occurrence of the Effective Time, in accordance with Article V, Section 4(b)(iv) of the Company’s certificate of incorporation and waives any notice requirement to which the Stockholder might otherwise be entitled in respect of such consent.]2 For the avoidance of doubt, this Agreement shall be deemed a consent of the Stockholder for purposes of the Company’s Organizational Documents. However, such consent is not an approval of the Transactions as such approval shall be granted by the Stockholder at such time as described in Section 1(a).

2. Other Covenants and Agreements.

(a) The Stockholder agrees that, notwithstanding anything to the contrary in any such agreement and to the extent such Stockholder is a party to any such agreement, effective as of the Closing: (i) the Stockholder Agreements shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing; and (ii) upon such termination, neither the Company nor any of its Affiliates (including from and after the Effective Time, the Purchaser and its Affiliates) shall have any further obligations or liabilities under each such agreement. The Stockholder, by this Agreement, including with respect to the Subject Company Stock also agrees to: (x) terminate, subject to and effective immediately prior to the Effective Time, if applicable to such Stockholder, any rights under any letter agreement providing for management rights, information rights, board observers, redemption rights, put rights, purchaser rights or other similar rights not generally available to stockholders of the Company; and (y) waive any notice rights or other similar rights such Stockholder has or had with respect to the Merger, the Second Lien Loan, the Company SAFEs or any Company Warrant. For the avoidance of doubt, any agreements between the Company and the Stockholder that relate solely to commercial or employment arrangements are excluded from the preceding sentence. “Stockholder Agreements” means each of: (A) the Amended and Restated Investors’ Rights Agreement,

[2]	Note to Draft: To be included if the Stockholder holds Company Preferred Stock.

dated September 28, 2021 (the “Investors Rights Agreement”), by and between the Company, the Investors (as defined in the Investors Rights Agreement) party to such Agreement, and the Founders (as defined in the Investor Rights Agreement) party to such agreement; (B) the Amended and Restated Voting Agreement, dated May 10, 2023 (the “Voting Agreement”), by and between the Company, the Investors (as defined in the Voting Agreement) party to such agreement, and the Common Holders (as defined in the Voting Agreement) party to such agreement; and (C) the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated September 28, 2021 (the “ROFR and Co-Sale Agreement”), by and between the Company, the Investors (as defined in the ROFR and Co-Sale Agreement) party to the ROFR and Co-Sale Agreement, and the Common Holders (as defined in the ROFR and Co-Sale Agreement) party to the ROFR and Co-Sale Agreement.

(b) Without limiting the generality of Section 2(a) or Section 2(e), the Stockholder agrees to promptly execute and deliver all additional agreements, documents and instruments and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of Section 2(a). Without limiting the generality of Section 2(a) or Section 2(e), the Stockholder agrees to use reasonable best efforts to promptly execute and deliver all additional mutually agreed upon agreements, documents and instruments (such agreement not to be unreasonably withheld, conditioned or delayed) and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of the preceding sentence. Notwithstanding the foregoing, in connection with the matters discussed in this Section 2(b), the Stockholder shall not be required to incur any out-of-pocket cost or expense (other than administrative costs and expenses) or to compensate any third-party.

(c) The Stockholder shall be bound by and subject to: (i) Section 7.06 (No Solicitation), Section 7.15 (Public Announcements) and Section 7.16 (Confidential Information) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement; and (ii) Section 10.15 (Waiver of Claims Against Trust) of the Business Combination Agreement to the same extent as such provisions apply to the Company, in each case, mutatis mutandis, as if the Stockholder is directly party to the Business Combination Agreement. Notwithstanding anything in this Agreement to the contrary: (x) the Stockholder shall not be responsible for the actions of the Company or the board of directors of the Company (or any committee thereof) or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”) or any other owner of equity securities of the Company (or Affiliate of such owner), including with respect to any of the matters contemplated by this Section 2(c); (y) the Stockholder is not making any representations or warranties with respect to the actions of any of the Company Related Parties or any other owner of equity securities of the Company (or Affiliate of such owner); and (z) any breach by the Company of or any other owner of equity securities of the Company (or Affiliate of such owner) of its respective obligations under the Business Combination Agreement shall not be considered a breach of this Section 2(c) (it being understood for the avoidance of doubt that the Stockholder shall remain responsible for any breach by it of this Section 2(c)).

(d) The Stockholder acknowledges and agrees that the Purchaser and Merger Sub are entering into the Business Combination Agreement in reliance upon the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement the Purchaser and Merger Sub would not have entered into, or agreed to consummate the transactions contemplated by, the Business Combination Agreement.

(e) Upon, and subject to, the consummation of the transactions contemplated by the Business Combination Agreement, each of the Purchaser and the Stockholder shall deliver duly executed counterparts to the A&R Registration Rights Agreement in the form attached to this Agreement as Exhibit B to be effective as of the Closing.

(f) The Stockholder acknowledges that in connection with the Transactions, the Purchaser will adopt the bylaws attached to this Agreement as Exhibit C (as may be amended or modified hereafter, the “Purchaser Bylaws upon Domestication”) and Stockholder agrees to be bound by all terms set forth in the Purchaser Bylaws upon Domestication applicable to the Domesticated Purchaser Common Stock received by it in the Merger, including the lockup provisions set forth in Section 6.8 of the Purchaser Bylaws upon Domestication. Prior to the expiration of the Lockup (as defined in the Purchaser Bylaws upon Domestication), to the extent applicable to the Stockholder, the Stockholder may not assign or delegate its rights, duties or obligations under this Section 2(f), in whole or in part, without the prior written consent of the board of directors of the Purchaser. For the avoidance of doubt, any securities issued in connection with the PIPE Investment are not subject to this Section 2(f).

(g) The Stockholder agrees (i) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law, including pursuant to the DGCL, at any time with respect to the Business Combination Agreement, the other Ancillary Documents or the Transactions, including the Merger; and (ii) not to commence, join in, facilitate, assist, encourage or participate in, and agrees to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against the Company, SPAC, Merger Sub or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Business Combination Agreement or the consummation of the Transactions, including any claim: (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement; or (B) alleging a breach of any fiduciary duty of the Company’s board of directors in connection with this Agreement, the Business Combination Agreement or the Transactions, including the Merger.

(h) During the Voting Period, in the event of any equity dividend or distribution, or any change in the Equity Interests of the Company by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Subject Company Stock” shall be deemed to refer to and include the Subject Company Stock as well as all such equity dividends and distributions and any securities into which or for which any or all of the Subject Company Stock may be changed or exchanged or which are received in the transactions described in the foregoing. The Stockholder agrees, while this Agreement is in effect, to notify the Purchaser promptly in writing of the number of any additional Subject Company Stock acquired by the Stockholder, if any, after the date hereof, all of which shall, upon acquisition, become subject to this Agreement as Subject Company Stock.

3. Stockholder Representations and Warranties. The Stockholder represents and warrants to the Purchaser, Merger Sub and the Company as follows:

(a) The Stockholder is the record and beneficial owner of the Subject Company Stock and has valid and good title to the Subject Company Stock, free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Company’s Organizational Documents and Contracts that have been provided to the Purchaser that set forth the Company Stockholders’ obligations to the Company). Except for the Equity Securities of the Company set forth on Schedule A attached to this Agreement, together with any other Equity Securities of the Company that the Stockholder acquires record or beneficial ownership of after the date hereof that is either permitted pursuant to, or acquired in accordance with, Section 7.02 and Section 7.19 of the Business Combination Agreement, the Stockholder does not own, beneficially or of record, any Equity Securities of the Company. The Stockholder does not own any right to acquire any Equity Securities of the Company. The Stockholder has the right to vote (and provide consent in respect of, as applicable) the Subject Company Stock and, except for: (i) this Agreement; (ii) the Business Combination Agreement; and (iii) the Stockholder Agreements, the Stockholder is not party to or bound by (A) any option, warrant, purchase right or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to transfer any of the Subject Company Stock; or (B) any voting trust, proxy or other Contract with respect to the voting or transfer of any of the Subject Company Stock, in each case, that could reasonably be expected to (x) impair the ability of such Stockholder to perform its obligations under this Agreement or (y) prevent, impede or delay the consummation of any of the transactions contemplated by this Agreement.

(b) If the Stockholder is an entity, the Stockholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable). If the Stockholder is an individual, the Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations under this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming due authorization and execution by each other Party, constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Exceptions. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Stockholder.

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Stockholder with respect to the Stockholder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated by this Agreement, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect, or which have already been obtained in advance of the Stockholder’s entry into this Agreement.

(d) None of the execution or delivery of this Agreement by the Stockholder, the performance by the Stockholder of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated by this Agreement will, directly or indirectly (with or without due notice or lapse of time or both): (i) result in any breach of any provision of the Stockholder’s organizational and governing documents, if applicable; (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Stockholder is a party; (iii) violate, or constitute a breach under, any material Orders of any Government Authority or applicable Law to which the Stockholder or any of its properties or assets are bound; or (iv) other than the restrictions contemplated by this Agreement, result in the creation of any Lien upon the Subject Company Stock, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(e) There is no Legal Proceeding pending or, to the Stockholder’s knowledge, threatened against the Stockholder that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements, or obligations under this Agreement in any material respect.

(f) The Stockholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that: (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Purchaser; and (ii) it has been furnished with or given access to such documents and information about the Purchaser and its respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the other Ancillary Documents to which it is or will be a party and the transactions contemplated by this Agreement or the other Transactions.

(g) In entering into this Agreement and the other Ancillary Documents to which it is or will be a party, the Stockholder has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Purchaser, Merger Sub or the Company (including, for the avoidance of doubt, none of the representations or warranties of the Purchaser, Merger Sub or the Company set forth in the Business Combination Agreement or any other Ancillary Document), any of their respective Affiliates or any other Person, either express or implied. The Stockholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in the Ancillary Documents to which it is or will be a party, none of the Purchaser, Merger Sub, the Company, any of their respective Affiliates or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents to which it is or will be a party or the transactions contemplated by this Agreement or the other Transactions.

4. Transfer of Subject Company Stock. Except as expressly contemplated by the Business Combination Agreement or with the prior written consent of the Purchaser (such consent to be given or withheld in the Purchaser’s sole discretion), from and after the date hereof, the Stockholder agrees not to: (a) Transfer any of the Subject Company Stock; (b) enter into: (i) any option, warrant, purchase right or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer the Subject Company Stock prior to the Closing or termination of the Business Combination Agreement; or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Stock; or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise). Notwithstanding the foregoing, the Stockholder may transfer its Subject Company Stock: (A) to the Stockholder’s officers or directors, any members or partners of the Stockholder, any Affiliates of the Stockholder, or any employees of such Affiliates; (B) in the case of an individual, by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; or (E) by virtue of the Stockholder’s organizational documents upon liquidation or dissolution of the Stockholder, in the case of each of clauses (A) through (E), subject to: (x) prior written notice to the Purchaser; and (y) any such transferee signing a joinder to this Agreement, in form and substance satisfactory to the Purchaser in its sole discretion, agreeing to be bound by all provisions hereof to the same extent as the Stockholder. Any Transfer that does not comply with the provisions of clauses (x) and (y) of the preceding sentence shall be null and void, ab initio.

5. Termination. This Agreement (including the proxy granted pursuant to Section 1(c)) shall automatically terminate, without any notice or other action by any Party, and thereafter become null and void upon the earliest of: (a) the Effective Time; (b) the valid termination of the Business Combination Agreement in accordance with its terms; (c) the amendment or modification of the Business Combination

Agreement without the Stockholder’s written consent: (i) to decrease the consideration payable under the Business Combination Agreement or impose any additional material burdens, material limitations, material obligations or material restrictions on the Stockholder; or (ii) extend the timing of payment of any consideration after Closing; and (d) the effective date of a written agreement of the Parties mutually terminating this Agreement. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to Section 5(b) shall not affect any liability on the part of any Party for a willful breach of any representation, warranty, covenant or agreement set forth in this Agreement prior to such termination or Fraud (as defined below) committed by such Party. For purposes of this Agreement, “Fraud” means with respect a Party: (a) an intentional misrepresentation by such Party with respect to the making of the representations and warranties of such Party as expressly set forth in this Agreement with the intent by such Party that the other Parties rely on such misrepresentation to such other party’s material detriment; and (b) such other Party reasonably relies on, and suffers losses as a result of, such misrepresentation.

6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) the Stockholder makes no agreement or understanding in this Agreement in any capacity other than in such Stockholder’s capacity as a record holder and beneficial owner of the Subject Company Stock, and, to the extent applicable, not in such Stockholder’s capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries; and (b) nothing in this Agreement will be construed to limit or affect any action or inaction by such Stockholder or any representative of such Stockholder serving in its, his or her capacity as a member of the board of directors of the Company or as an officer, employee or fiduciary of the Company.

7. No Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth with respect to such Party. Except to the extent a named Party (and then only to the extent of the specific obligations undertaken by such named Party): (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, stockholder, agent, attorney, advisor, Representative or Affiliate (nor any investment fund or vehicle managed by an Affiliate or portfolio company of such investment fund and vehicle) of any named Party; and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, stockholder, agent, attorney, advisor, Representative or Affiliate (nor any investment fund or vehicle managed by an Affiliate or portfolio company of such investment fund and vehicle) of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, the Purchaser or Merger Sub under this Agreement or for any claim based on, arising out of, or related to this Agreement or the Transactions.

8. Notices. All notices, consents, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) when delivered, if delivered in person; (ii) when sent, if sent by electronic mail or other electronic means (provided that no “bounce back” or similar message is received); (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service; or (iv) three Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, to the applicable Party at the following addresses (or at such other address of a Party as shall be specified by like notice):

If to the Purchaser:

Ares Acquisition Corporation II

245 Park Avenue, 44th Floor

New York, New York 10167

Attn: Allyson Satin; Anton Feingold; Eric Waxman

and

Ares Acquisition Corporation II

2000 Avenue of the Stars

Suite 1200

Los Angeles, CA 90067

Attn: Allyson Satin; Anton Feingold; Eric Waxman

Email: [***]

    [***]

    [***]

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Los Angeles, California 90067

Attn: Monica J. Shilling, P.C.; F. Walton Dumas

Email: [***]

    [***]

If to the Company:

Kodiak Robotics, Inc.

1045 Terra Bella Ave

Mountain View, CA 94043

Attn: Chief Legal Officer

Email: [***]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosai

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn: Melissa Rick; Austin March

Email: [***]

    [***]

If to the Stockholder, to the address set forth on the signature page to this Agreement or to such other address or addresses as the Parties may from time to time designate in writing.

9. Entire Agreement(b) . This Agreement, the Business Combination Agreement and documents referred to in this Agreement and the Business Combination Agreement constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

10. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each of the Parties. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right under this Agreement. This Agreement and the rights, interests or obligations under this Agreement shall be assignable by the Stockholder solely to the extent permitted by Section 4 hereof.

11. Fees and Expenses. Except as otherwise expressly set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

12. No Recourse. Except as otherwise expressly provided in this Agreement, any and all remedies provided in this Agreement will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform its respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

13. No Third-Party Beneficiaries(b) . This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties acting as partners or participants in a joint venture.

14. Miscellaneous. Sections 10.1 (No Survival), 10.05 (Governing Law), 10.06 (Jurisdiction), 10.07 (Waiver of Jury Trial), 10.09 (Severability), 10.12 (Interpretation), and 10.13 (Counterparts) of the Business Combination Agreement are incorporated into this Agreement by reference and shall apply to this Agreement, mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed and delivered this Company Support Agreement as of the date first above written.

ARES ACQUISITION CORPORATION II

By:

Name:
Title:

KODIAK ROBOTICS, INC.

By:

Name:
Title:

[Signature Page to Company Support Agreement]

[STOCKHOLDER]

By:
Name:
Title:
Email Address:
Physical Address:

[Signature Page to Company Support Agreement]

Schedule A

Stockholder Name	Physical Address for Notice	Email Address for Notice	Class/Series of Company Stock	Number of Shares
[•]			[•]	[•]

Exhibit A

Requisite Stockholder Approval

Exhibit B

A&R Registration Rights Agreement

Exhibit C

Purchaser Bylaws upon Domestication